EXHIBIT 10.69

AMENDMENT AND WAIVER AGREEMENT

AGREEMENT, dated March 12, 2004, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions which from time to time become a party to the Loan Agreement, hereinafter defined (collectively, the “Lenders” and individually, a “Lender”), LaSalle as agent for Lenders (in such capacity, “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 16804 Gridley Place, Cerritos, California 90703 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower and LaSalle as Lender and Agent, are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, modified and/ or supplemented, the “Loan Agreement”) (all capitalized terms which are used herein and which are defined in the Loan Agreement and not otherwise defined herein, shall have the respective meanings ascribed thereto in the Loan Agreement), pursuant to which Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to Borrower in the aggregate principal amount not to exceed $12,000,000;

WHEREAS, Borrower has advised Lenders and Agent that as of December 31, 2003, it will not be in compliance with the following financial covenants: (a) Section 14(p)(ii), due to its failure to maintain a Minimum Consolidated EBITDA of $4,000,000 as of December 31, 2003; (b) Section 14(p)(iii), due to its failure to maintain a Fixed Charge Coverage Ratio of not less than 0.25:1.00 as of December 31, 2003; and (c) Section 14(p)(iv), due to its failure to maintain a Consolidated Leverage Ratio not to exceed 8.45:1:00 as of December 31, 2003 (the foregoing are collectively referred to as the “Financial Covenant Non-Compliance”); and

WHEREAS, Borrower has requested that Lenders and Agent: agree to: (a) waive the Financial Covenant Non-Compliance, and (b) amend the Loan Agreement in certain respects, and Lenders and Agent are willing to so agree to waive the Financial Covenant Non-Compliance and to so amend the Loan Agreement, all on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, the parties hereto agree as follows:

1.    Amendment to Loan Agreement. Effective upon the Effective Date (as hereinafter defined), Clause (xv) of the definition of “Eligible Account” contained Section 1(a) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(xv) it is not an Account which, when added to a particular Account Debtor’s other indebtedness to Borrower, exceeds fifteen percent (15%) of the aggregate of Borrower’s Accounts (except with respect to: (A) Accounts due from UPS Oasis Supply, in which case, such percentage limit shall be 25%, (B) Accounts due from Mitsubishi Caterpillar Forklift America, Inc., in which case, such percentage limit shall be 40%, and (C) Accounts due from NACCO Materials Handling Group Incorporated, in which case, such percentage limit shall be 40% ); provided, however, that Accounts excluded from Eligible Accounts solely by reason of this subparagraph (xv) shall be Eligible Accounts to the extent of such concentration limit;”

2.    Waiver.

(a) Effective as of the Effective Date, Lenders and Agent hereby waive the Financial Covenant Non-Compliance.

(b) The waiver granted herein is given solely for the specific purpose and solely in respect of compliance by Borrower with the Financial Covenants set forth in Sections 14(p)(ii), (iii) and (iv) of the Loan Agreement, with respect to its fiscal quarter ended December 31, 2003. Nothing contained herein or in this Agreement shall constitute a waiver by Lenders or Agent of any other term or provision of the Loan Agreement or the Other Documents, whether or not Lenders or Agent have any knowledge thereof, nor shall anything contained herein be deemed a waiver by Lenders or Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements which may occur after the Effective Date.

3.    Acknowledgments and Confirmations.

Borrower, Lenders and Agent hereby acknowledge and confirm that: (i) all references in the Loan Agreement to “this Agreement” shall, without limitation, be deemed to refer to the Loan Agreement, as amended hereby; and (ii) all references in each of the Other Agreements to the “Loan Agreement” shall, without limitation, be deemed to refer to the Loan Agreement, as amended hereby.

4.    Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent, that:

(a) Each of the representations and warranties set forth in Section 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, which, either singly or in the aggregate, are not materially adverse to the business or financial condition of Borrower or to the Collateral.

(b) As of the date hereof, after giving effect to the terms of this Agreement, there exists no Default or Event of Default.

(c) Borrower has the power to execute, deliver and perform this Agreement. and all agreements, instruments and documents executed in connection herewith (this Agreement and such other agreements, instruments are documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Amendment Documents. No consent or approval of any entity or Person (including, without limitation, any shareholder of Borrower), no consent or approval of any landlord or mortgagee, no waiver of any

Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is required in connection with the execution, delivery or performance by Borrower, or the validity or enforcement, of this Agreement or the other Amendment Documents.

(d) The execution and delivery by Borrower of this Agreement and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which Borrower is a party, or by which it is bound or any of its properties or assets is affected (including, without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Borrower, other than the Liens contemplated by this Agreement.

(e) This Agreement and the other Amendment Documents have been duly executed and delivered by Borrower and constitute the valid and legally binding obligation of Borrower, enforceable in accordance with their respective terms.

5.    Conditions to Effectiveness of Amendment and Waiver. The effectiveness of the amendment and waiver contained in this Agreement, shall be subject to the fulfillment (to the satisfaction of Agent and Lenders) of the following conditions precedent (the “Effective Date”):

(a) Borrower shall have executed and delivered to Agent, this Agreement.

(b) Borrower shall have delivered to Agent a copy of a waiver from Bison Capital Structured Equity Partners, LLC, which waiver shall be in form and substance satisfactory to Lenders and Agent.

(c) Borrower shall have delivered to Agent a certificate of an Executive Officer, certifying as to resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, all agreements, instruments and documents executed in connection therewith and the transactions contemplated hereby and thereby.

(d) Borrower shall have executed and delivered to Agent all agreements, instruments and documents reasonably requested by Agent in connection with this Agreement.

(e) All legal matters incident to this Agreement shall be reasonably satisfactory to Lenders, Agent and their counsel.

(f) Borrower shall have paid to the Agent, a $20,000 waiver and amendment fee.

6.    Further Assurances. Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments and documents and do and perform all actions and things (all at Borrower’s expense) as Agent shall reasonably request to carry out the intent and terms of this Agreement.

7.    Release of Borrower’s Claims.

(a) Borrower and its legal representatives, successors and assigns, agree to and hereby do RELEASE, ACQUIT and FOREVER DISCHARGE, Lenders and Agent (including, without limitation, all affiliated entities, divisions, subsidiaries, direct and indirect parent corporations and holding companies) and their respective officers, directors, shareholders, employees, trustees, substitute trustees, agents and attorneys, past and present (the “Indemnified Lender Parties”), from all of Borrower’s Claims, as defined in Paragraph 7(b) below.

(b) As used in Paragraph 7(a) above, the term “Borrower’s Claims” means any and all possible claims, disputes, obligations, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, to the extent originating on or before the date hereof, which Borrower may now or hereafter have against Lenders or Agent or any of the other Indemnified Lender Parties, if any, and irrespective of whether any such Borrower’s Claims arise out of contract, tort, violation of laws, or regulations, or otherwise, which arise out of, are connected with, related to, or concern in any way any of this Agreement, the Loan Agreement or the Other Agreements (or the transactions contemplated thereby) or the Collateral, or which arise out of, are connected with, related to, or concern in any way, any action, inaction, performance, non-performance, representation, transaction, or occurrence involving or in any way related to this Agreement, the Loan Agreement or the Other Agreements (or the transactions contemplated thereby) or the Collateral.

8.    Miscellaneous.

(a) Nothing contained herein shall impose an obligation on Lenders or Agent to further amend the Loan Agreement or waive compliance with any other provision.

(b) The waiver herein granted in Section 2 above shall be effective only with respect to the Financial Covenant Non-Compliance and for no other purpose whatsoever. The waiver contained herein shall not be deemed to be a waiver of any future or other deviation of any provision of the Loan Agreement. Except as set forth herein, none of Lenders nor Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy, Lenders or Agent may have under the Loan Agreements, the Other Agreements or applicable law, all of which rights and remedies are expressly reserved.

(c) Except as specifically amended herein, the Loan Agreement and the Other Agreements shall remain in full force and effect in accordance with their respective terms.

(d) No modification or waiver of or with respect to any provision of this Agreement and all other agreements, instruments and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, shall in any event be effective, unless it shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(e) This Agreement, together with all of the other agreements, instruments and documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(f) Without in any way limiting Section 14(r) of the Loan Agreement, Borrower shall pay all of Lenders’ and Agent’s fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, Lenders’ and Agent’s legal fees and expenses incurred in connection with the preparation and, if required, the enforcement, of this Agreement and the other Amendment Documents.

(g) This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ ALAN J. MILLER

Name: Alan J. Miller
Title: Vice President

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ NICKOLAI A. GERDE

Name: Nickolai A. Gerde
Title: Vice President & CFO

CONSENTED TO: BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC

By:	/s/ DOUGLAS B. TRUSSLER

Name: Douglas B. Trussler
Title: Executive Vice President

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